EXHIBIT 23(i)(a)


                        CONSENT OF DELOITTE & TOUCHE LLP
                      (Consent of Independent Accountants)


The Procter & Gamble Company:

          We consent to the incorporation by reference in this Registration Statement of The Procter & Gamble Company on Form S-3 of our report dated July 29, 1999 incorporated by reference in the Annual Report on Form 10-K of The Procter & Gamble Company for the year ended June 30, 1999 and to the reference to us under the heading "Experts" in the Prospectus which is part of this Registration Statement.


/s/ Deloitte & Touche LLP
------------------------------
Deloitte & Touche LLP
September 15, 1999
Cincinnati, Ohio